                                             EX-99.B(a)cmartamend

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          UNITED CASH MANAGEMENT, INC.

     Pursuant to Sections 2-105, 2-605 and 2-607 of the Maryland
General Corporation Law, United Cash Management, Inc. (the
"Corporation"), a Maryland corporation, having its principal office in Baltimore, Maryland, hereby adopts the following
Articles of Amendment to the Corporation's Articles of
Incorporation:

     FIRST:  Pursuant to the authority expressly vested in the
Board of Directors of the Corporation by Article FIFTH of the
Articles of Incorporation of the Corporation, as amended
("Articles of Incorporation"), the Board of Directors has
heretofore duly designated, in accordance with Maryland General
Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at Five Billion
(5,000,000,000) shares of capital stock (par value $0.01 per share), amounting in the aggregate to a par value of Fifty
Million Dollars ($50,000,000). Such shares have heretofore been classified by the Board of Directors among the classes of the
Corporation as follows:

     Class A                                  2,500,000,000 shares
     Class B                                    500,000,000 shares
     Class C                                    500,000,000 shares
     Waddell & Reed Money Market B            1,000,000,000 shares
     Waddell & Reed Money Market C              500,000,000 shares

     SECOND:  Pursuant to the authority vested in the Board of
Directors of the Corporation by Article FIFTH of the Articles of
Incorporation of the Corporation, the Board of Directors hereby, in accordance with Sections 2-105 and 2-605(a)(4) of the Maryland
General Corporation Law, redesignates the shares previously
designated as Waddell & Reed Money Market B shares as Waddell &
Reed Money Market C shares and combines such redesignated shares and the Waddell & Reed Money Market C shares to result in a
single class, Waddell & Reed Money Market C, effective March 24,
2000, as follows:

     Waddell & Reed Money Market C           1,500,000,000 shares

     THIRD:  The aggregate number of shares of all classes of
stock of the Corporation remains at Five Billion (5,000,000,000), the par value per share remains at $0.01 per share, and the
aggregate par value of all authorized stock remains Fifty Million
Dollars ($50,000,000). Except as provided in the foregoing
Article SECOND of these Articles of Amendment, the designation and aggregate number of shares of capital stock of each class that the Corporation is authorized to issue remain unchanged from those set forth in Article FIRST. All authorized shares that have not been designated or classified remain available for future designation and classification.

     FOURTH:  The amendments contained herein were approved by a majority of the Board of Directors of the Corporation and are
limited to changes permitted by Section 2-605(a)(4) of the
Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     FIFTH:  The Corporation is registered with the Securities
and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned Vice President of the
Corporation hereby executes these Articles of Amendment on behalf of the Corporation this 15 day of March, 2000.

                              /s/Kristen A. Richards
                              ------------------------
                              Kristen A. Richards, Vice President

Attest: /s/Daniel C. Schulte
     ---------------------------------
     Daniel C. Schulte,
     Assistant Secretary

     The undersigned, Vice President of United Cash Management,
Inc. who executed on behalf of said Corporation the foregoing
Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said
Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                             UNITED CASH MANAGEMENT, INC.

                         By:  /s/Kristen A. Richards
                              --------------------------------

                              Kristen A. Richards, Vice President